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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of JDN Realty Corporation for the registration of an aggregate of 4,223,699 shares of common stock to be offered pursuant to the JDN Realty Corporation 1993 Incentive Stock Plan, the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan and the JDN Realty Corporation 1995 Employee Stock Purchase Plan, and to the incorporation by reference therein of our reports dated February 27, 1998, with respect to the consolidated financial statements and schedules of JDN Realty Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                              /s/ Ernst & Young, LLP




Atlanta, Georgia
August 3, 1998